UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2026

LENSAR, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39473	32-0125724
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2800 Discovery Drive
Orlando, Florida		32826
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 888 536-7271

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	LNSR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 25, 2026, the Board of Directors (the “Board”) of LENSAR, Inc. (the “Company”) appointed Michael A. Rossi to serve as the Company’s Interim Chief Financial Officer and principal financial officer, effective as of May 29, 2026.

Mr. Rossi, 52, previously served as Chief Financial Officer of Access Vascular, Inc., an early commercial stage medical device company, from March 2025 to July 2025 after having served as a consulting CFO for Access Vascular from April 2024 to February 2025. He served as Chief Financial Officer of ConcertAI LLC, a data, software and AI company serving life sciences and healthcare, from February 2023 to September 2023. Prior to these roles, Mr. Rossi served as Chief Financial Officer of Harvard Bioscience, Inc. (Nasdaq: HBIO), a life science tools company, from July 2019 to December 2022, and as Chief Financial Officer of various other companies within the healthcare industry. Mr. Rossi brings significant experience with turnarounds and driving financial and operational improvements within complex middle market healthcare businesses. He also has over twenty years of public company and private equity finance and accounting experience as well as experience driving strategic acquisitions and managing debt and liquidity during both periods of growth and business downturns. Earlier in his career, Mr. Rossi held finance roles of increasing responsibility at various public companies, and he began his professional career as an accountant at PricewaterhouseCoopers. Mr. Rossi earned a B.S. in accounting from Babson College and an MBA from Babson College’s Olin School of Management.

In connection with Mr. Rossi’s appointment, the Company entered into a consulting agreement with Monomoy Advisors LLC (“Monomoy”) pursuant to which Monomoy will make Mr. Rossi available to serve as the Company’s Interim Chief Financial Officer and principal financial officer in exchange for a cash retainer of $375 per hour.

Mr. Rossi is expected to enter into the Company’s standard indemnification agreement for directors and officers.

Item 5.08 Shareholder Director Nominations

To the extent applicable, the information in Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.08.

Item 8.01 Other Events.

On May 28, 2026, the Company announced that its 2026 annual meeting of stockholders (the “2026 Annual Meeting”) has been scheduled for August 4, 2026 and is to be held virtually. All holders of record of common stock and Series A Convertible Preferred Stock outstanding as of the close of business on June 10, 2026 will be entitled to vote at the 2026 Annual Meeting. The time and website address for the 2026 Annual Meeting will be set forth in the Company’s definitive proxy statement for the 2026 Annual Meeting.

As the 2026 Annual Meeting is being held more than 30 days before the anniversary of the Company’s 2025 annual meeting of stockholders (the “2025 Annual Meeting”) under Rule 14a-5(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and by more than 30 days before anniversary of the 2025 Annual Meeting under the Company’s Amended and Restated Bylaws (the “Bylaws”), the Company is hereby providing notice of the below revised deadlines for qualified stockholder proposals and stockholder nominations.

In order for a stockholder proposal for the 2026 Annual Meeting to be eligible for inclusion in the Company’s proxy statement pursuant to Rule 14a-8 of the Exchange Act, the Company must receive the proposal and supporting statements at its principal executive offices no later than the close of business on June 8, 2026. Stockholder proposals and director nominations brought under the Bylaws, which would not be included in the proxy materials for the 2026 Annual Meeting, must comply with advance notice provisions set forth in the Company’s Bylaws. For any such proposed business or nomination to be considered properly brought before the 2026 Annual Meeting, the Company must receive written notice of such business or nomination at its principal executive offices no later than the close of business on June 8, 2026 (which is the tenth (10th) day following the date of this Current Report on Form 8-K). Any notice of proposed business or nomination must comply with the specific requirements set forth in Rule 14a-8 and the Bylaws, as applicable.

In addition to satisfying the above requirements, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s director nominees must provide notice that sets forth the information required by Rule 14a-19 of the Exchange Act no later than June 8, 2026 at the Company’s principal executive offices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LENSAR, Inc.

Date:	May 29, 2026	By:	/s/ Nicholas T. Curtis
Nicholas T. Curtis Chief Executive Officer